UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 18, 2023

BAYCOM CORP

(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 476-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCML	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 18, 2023, the audit committee of the board of directors of BayCom Corp (the “Company,” “we” or “our”) concluded that the Company’s previously issued consolidated financial statements for the interim period ended March 31, 2023 and year ended December 31, 2022, as well as for the interim periods included in that fiscal year (the “Restated Periods”), should no longer be relied upon because of errors related to the accounting for unrealized losses on preferred equity securities that resulted in material misstatements of noninterest income and accumulated other comprehensive income. Additionally, the Company’s earnings releases and other public communications should no longer be relied upon to the extent that they relate to our consolidated financial statements for the Restated Periods.

At the time of its purchase of the preferred equity securities for investment purposes, the Company inappropriately accounted for them as available-for-sale debt securities under Accounting Standards Codification (“ASC”) Topic 320 – Investments-Debt Securities. As such, the changes in the fair value of these securities were not recorded as part of net income but rather as a component of shareholders’ equity (in accumulated other comprehensive income, net of tax). However, as a result of subsequent research and third-party consultation, the Company determined that the securities should instead have been accounted for under ASC Topic 321 – Investments-Equity Securities. The result of this change in classification of the preferred equity securities is that the change in the fair value of the securities each quarter should have been recorded in noninterest income in the consolidated statements of income.

As soon as practicable, we intend to amend our Form 10-Qs for the quarterly periods ended March 31, 2023, September 30, 2022, June 30, 2022, and March 31, 2022, and our Form 10-K for the year ended December 31, 2022 (the “Original Filings”), to reflect the restatement of our consolidated financial statements for the Restated Periods (the “Amended Form 10-Qs” and the “Amended Form 10-K”). We expect to file the Amended Form 10-Qs and the Amended Form 10-K before we file our Form 10-Q for the quarterly period ended June 30, 2023 (the “Form 10-Q”).

We expect our restated financial statements for the Restated Periods to differ from the amounts reported in the Original Filings. The restated amounts for the quarter ended March 31, 2023 and the year ended December 31, 2022 are expected to be approximately as follows:

	As Restated	As Restated	As Previously Reported	As Previously Reported
	March 31,	December 31,	March 31,	December 31,
	2023	2022	2023	2022
Consolidated Balance Sheets
Investment securities available-for-sale	$152,427	$154,004	$165,261	$167,761
Equity securities	12,834	13,757	—	—
Accumulated other comprehensive loss, net of tax	(12,858)	(11,561)	(15,970)	(14,818)
Retained earnings	129,558	124,122	132,670	127,379

	As Restated	As Restated	As Previously Reported	As Previously Reported
	Three months ended	Year ended	Three months ended	Year ended
	March 31,	December 31,	March 31,	December 31,
	2023	2022	2023	2022
	(In thousands, except for per share data)		(In thousands, except for per share data)
Consolidated Statements of Income
Total noninterest income	$1,561	$6,100	$2,457	$10,673
Net income before taxes	10,014	32,438	9,810	37,011
Provision for income taxes	2,823	8,708	2,764	10,024
Net income	7,191	23,730	7,046	26,987
Basic earnings per common share	$0.57	$1.81	$0.55	$2.06
Diluted earnings per common share	0.57	1.81	0.55	2.06

Consolidated Statements of Comprehensive Income (Loss)
Change in unrealized loss on available-for-sale securities	$(1,821)	$(19,275)	$(1,617)	$(23,848)
Deferred tax benefit	524	5,548	465	6,864
Other comprehensive loss, net of tax	(1,297)	(13,727)	(1,152)	(16,984)

The audit committee of the Company’s board of directors has discussed the matters disclosed herein with Moss Adams LLP, the Company’s independent registered public accounting firm.

Caution Regarding Forward-Looking Statements

This Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements may address our expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any expected future results encompassed within the forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding our expectations with regard to changes in noninterest income, net income, earnings per share and shareholders’ equity or our expectations with respect to any restated amount in our financial statements for the Restated Periods. Factors that could cause or contribute to such differences include: the review of the Company’s accounting, accounting policies and internal control over financial reporting; the preparation of and the audit or review, as applicable, of the financial statements contained in the Form 10-Q, the Amended Form 10-Qs, and the Amended Form 10-K; and the subsequent discovery of additional adjustments to the Company’s previously issued financial statements. Actual events or results may differ materially from the Company’s expectations. In addition, our financial results and stock price may suffer as a result of this review and any subsequent determinations from this process. We do not undertake to update our forward-looking statements, except as required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date: July 21, 2023	By:	/s/ Keary L. Colwell
Keary L. Colwell, Senior Executive
Vice President, Chief Financial Officer and Corporate Secretary